SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Utah	001-14677	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 588-1000

(Registrant’s telephone number, including area code)

____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.20 par value	ESCC	Over-the-Counter Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Evans & Sutherland Computer Corporation (the “Company”) held its 2019 Annual Meeting of Shareholders on May 23, 2019. The matters voted upon at the meeting included the election of two directors, the ratification of the Company’s independent registered public accounting firm for 2019, an advisory vote on executive compensation, and an advisory vote on the frequency of future votes on executive compensation. The votes cast with respect to these matters were as follows:

Proposal 1: Election of Directors:

Nominee	Number of Shares	Number of Shares
	Voted For	Withheld	Broker Non-Votes
Jonathan Shaw	6,108,774	336,772	4,089,705
L. Tim Pierce	6,103,733	341,813	4,089,705

Proposal 2: Ratification of Tanner LC as the independent registered public accounting firm for 2019:

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
10,528,652	4,599	2,000	0

Proposal 3: Approve, on a non-binding discretionary basis, the compensation paid to the Company’s named executive officers:

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
6,325,301	115,221	5,024	4,089,705

Proposal 4: Recommend, on a non-binding discretionary basis, the frequency of future votes on the compensation paid to the Company’s named executive officers:

One year	Two years	Three years	Abstained	Broker Non-Votes
6,367,312	18	5,517	72,699	4,089,705

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2019	EVANS & SUTHERLAND COMPUTER CORPORATION

By:  /s/ Paul L. Dailey

Name:  Paul L. Dailey

Its:       Chief Financial Officer

and Corporate Secretary